EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-4 No. 333-291956) of SM Energy Company,
(2)Registration Statements (Form S-8 Nos. 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, and 333-226660) pertaining to the Equity Incentive Compensation Plan of SM Energy Company,
(3)Registration Statement (Form S-8 No. 333-288917) pertaining to the SM Energy Company 2025 Equity Incentive Compensation Plan,
(4)Registration Statement (Form S-8 Nos. 333-219719 and 333-257005) pertaining to the SM Energy Company Employee Stock Purchase Plan, and
(5)Registration Statement (Form S-8 No. 333-293103) pertaining to the Civitas Resources, Inc. 2024 Long Term Incentive Plan, Civitas Resources, Inc. 2021 Long Term Incentive Plan, Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan, and Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan;

of our reports dated February 26, 2026, with respect to the consolidated financial statements of SM Energy Company and subsidiaries and the effectiveness of internal control over financial reporting of SM Energy Company and subsidiaries, included in this Annual Report (Form 10-K) of SM Energy Company for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Denver, Colorado
February 26, 2026